EXHIBIT 24.1

                                POWER OF ATTORNEY

         Ultramar Diamond Shamrock Corporation hereby constitutes and appoints Timothy J. Fretthold and Todd Walker, or either of them, its true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in its name and behalf, and to execute any and all instruments for it and in its name which the said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable Ultramar Diamond Shamrock Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with a Registration Statement on Form S-8, including without limitation power and authority to sign for it such Registration Statement and power and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

                                       ULTRAMAR DIAMOND SHAMROCK CORPORATION



                                       By:  /s/ Jean Gaulin
                                                Jean Gaulin
                                       Chairman, President, and
                                       Chief Executive Officer

Dated: October 3, 2000